Exhibit 32.1

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Poway Muffler and Brake, Inc. and its subsidiaries (the “Company”) on Form 10-Q for the period ended March 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Allan Ligi, Chief Executive Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 10, 2011	POWAY MUFFLER AND BRAKE, INC.

/s/ Allan Ligi
By: Allan Ligi
Title: President, Secretary and Treasurer (Principal Executive Officer and Principal Financial Officer)